CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated November 25, 2015, with respect to the financial statements and financial highlights of the Destra Flaherty & Crumrine Preferred and Income Fund (formerly the Destra Preferred and Income Securities Fund) and the Destra Focused Equity Fund, appearing in the September 30, 2015 Annual Report to Shareholders on Form N-CSR of Destra Investment Trust II, which is incorporated by reference in this Post-Effective Amendment No. 52 to the Registration Statement No. 333-167073 on Form N-1A for Destra Investment Trust (the Registration Statement).  We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the captions “Financial Highlights” in the Prospectuses and under the captions “Disclosure of Portfolio Holdings” and “Other Service Providers” in the Statements of Additional Information, which are part of such Registration Statement.
/s/ GRANT THORNTON LLP

Chicago, Illinois
September 28, 2016